Exhibit 32.2

            CERTIFICATION PURSUANT TO SECTION 906
              OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the quarterly report of Paramco Financial Group, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Terrence Riely, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of
         Section 13(a) or 15(d) of the Securities Exchange Act of
         1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

            A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.



Date:  November 19, 2003           By: /s/ Terrence Riely
                                      -----------------------
                                      Terrence Riely
                                      Acting Chief Financial Officer